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                                                                    EXHIBIT 23.3


             Consent of Davis, Sita & Company, P.A., Independent Auditors


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Dunn Computer Corporation (a Virginia corporation) for the registration of 2,200,000 shares of common stock available for issuance under the Dunn Computer Corporation Stock Option Plan, of our report dated August 25, 1997, except for Note 9, as to which the date is September 12, 1997, which report appears in the final prospectus filed by Dunn Computer Corporation (a Virginia corporation) pursuant to Rule 424(b) of the Securities Act on April 28, 1998 (Registration No. 333-47631).


                                                 /s/ Davis, Sita & Company, P.A.

Greenbelt, Maryland
May 6, 1998

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